Exhibit 1.01

Bruker Corporation

Conflict Minerals Report

For the Reporting Period from January 1, 2024, to December 31, 2024

Introduction

This Conflict Minerals Report (“Report”) of Bruker Corporation and its consolidated subsidiaries for the reporting period from January 1, 2024, to December 31, 2024 (“Reporting Period”) has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. The Rule requires disclosure of certain information by a company that manufactures, or contracts to manufacture, products that contain minerals specified in the Rule as “conflict minerals” that are necessary to the functionality or production of those products. For purposes of the Rule, “conflict minerals” include gold, columbite-tantalite (coltan), cassiterite, and wolframite and their derivatives, which are limited to tantalum, tin and tungsten. During the Reporting Period, we manufactured, or contracted to manufacture, certain products described below for which conflict minerals are necessary for their functionality or production.

We have adopted a Conflict Minerals Policy, which is publicly available at www.bruker.com under “About” in “Investor Relations/Corporate Governance/Governance Documents.” This Report describes our due diligence measures on the source and chain of custody of conflict minerals necessary to the products we manufactured, or contracted to manufacture during the Reporting Period, our efforts to determine the mine or location of origin of the necessary conflict minerals, and, to the extent reasonably known to us, the facilities used to process the conflict minerals.

Forward-Looking Statements

Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, are made throughout this Report. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements. While the Company may elect to update forward-looking statements in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change and readers should not rely on those forward-looking statements as representing the Company’s views as of any date subsequent to the date of the filing of this Report. A number of important factors could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including those detailed under the heading “Future Due Diligence Considerations” in this Report.

Products Covered by this Report

Bruker Corporation is a developer, manufacturer and distributor of high-performance scientific instruments and analytical and diagnostic solutions that enable its customers to explore life and materials at microscopic, molecular and cellular levels. Many of the Company’s products are used to detect, measure and visualize structural characteristics of chemical, biological and industrial material samples. The Company’s technology platforms include magnetic resonance, mass spectrometry, gas and liquid chromatography, X-ray, microscopy, metrology, and molecular spectroscopy technologies. Bruker Corporation is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research and offers differentiated, high value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics.

Reasonable Country of Origin Inquiry

We conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals necessary to our products’ functionality or production. As the initial step in our RCOI process, we reviewed parts and materials used in the manufacturing of our products to identify those that may include conflict minerals. Those parts and materials identified that may include conflict minerals necessary to the functionality or production of the relevant product were then linked to the direct supplier, or suppliers, from which we purchased the applicable parts or materials. Our RCOI was reasonably designed to determine whether such conflict minerals originated in the Democratic Republic of the Congo, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, or Zambia (collectively, the “Covered Countries”) or came from scrap or recycled sources.

Our supply chain with respect to the products is complex, and we do not purchase conflict minerals directly from mines, smelters or refiners. We purchase parts and materials directly, or contract with others to manufacture parts, from a large number of suppliers. In most cases, there are multiple layers of third parties in the supply chain between us and the ultimate upstream source of the conflict minerals. Due to the breadth and depth of our supply chain, we focused on engagement with direct suppliers that accounted for approximately 80% of our purchases of parts and materials where conflict minerals may be included. We requested our direct suppliers to provide information regarding the source and chain of custody of conflict minerals included in the products, including smelter and country of origin information. To provide this information, our direct suppliers inquired with their suppliers to attempt to identify the ultimate source and country of origin of the conflict minerals included in the products. We received responses from approximately 78% of those direct suppliers from whom we requested information. In the 2024 reporting period, the percentage of suppliers that completed the requested survey was higher than the 2023 reporting period.

Given the complexity of this multi-tiered process, many of our direct suppliers have been unable to identify, verify, and report to us the origin of conflict minerals contained in the products in-scope for purposes of our inquiry. Based on our RCOI, we do not have sufficient information to conclusively determine all the countries of origin of the Conflict Minerals in the products. However, based on the information provided by our suppliers, we had reason to believe that some of the Conflict Minerals contained in the products may have originated from covered countries and may not be from recycled or scrap sources and, accordingly, we performed due diligence measures as described below.

Due Diligence Design and Process

Our due diligence process was designed to materially conform with the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (“OECD Framework”), an internationally recognized due diligence framework.

Our due diligence process applicable to the Reporting Period included the following:

Step 1 – Establish strong company management systems.

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We have a Conflict Minerals Policy, which is available on the Company’s website at www.bruker.com under “About” in “Investor Relations/Corporate Governance/Governance Documents.”

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We have an internal team sponsored by our senior management. The internal team includes representation from corporate finance and the Company’s operating divisions on a cross-functional basis, including purchasing, manufacturing, quality management and research and development. The internal team’s responsibilities include developing and executing the Company’s due diligence process.

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We maintained a central electronic repository to store relevant documentation created or obtained during the due diligence process.

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We used a process document summarizing our RCOI and due diligence processes as a guide to help in completing our procedures.

Step 2 – Identify and assess risks in the supply chain.

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We conducted a survey of suppliers determined to be in-scope for RCOI during the Reporting Period, using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”).

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We reviewed the surveys, and any other documentation, received from suppliers to validate if parts or materials provided to us include conflict minerals, and if so, to attempt to identify the smelter and country of origin. We reviewed responses for completeness and reliability based on a defined set of red flags criteria that we developed to help facilitate the review.

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We compared the smelter information provided by suppliers against the standard smelter list in the CMRT. For those smelters included in the CMRT, we reviewed whether such smelters were listed as Responsible Minerals Assurance Process (“RMAP”) Conformant or Active.

Step 3 – Design and implement a strategy to respond to identified risks.

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We used escalation procedures in an effort to obtain responses from all suppliers to which a survey was sent.

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We classified red flags identified into categories based on the process document noted above, with follow-up procedures performed based on the red flag category. The follow-up procedures included sending a communication to the supplier to either request additional information or validate certain information provided or perform additional internal review procedures.

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We held periodic status updates with the internal team to discuss survey response results.

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We briefed senior management on the status of our compliance obligations and due diligence efforts on a periodic basis.

Step 4 – Conduct independent third-party audit of smelter/refiner’s due diligence practices.

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We do not have a direct relationship with the smelters and refiners used to process the conflict minerals necessary to the products and do not perform audits of those smelters and refiners. We rely on industry efforts, such as the RMI, to influence smelters and refineries to become certified as part of RMAP.

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The RMAP independently audits the source, including mines of origin and chain of custody, of the conflict minerals used by smelters and refiners that agree to participate in the RMAP. The smelters and refiners that are found to be RMAP Conformant are those for which the independent audit has verified that the smelter’s, or refiner’s conflict minerals originated from conflict free mines.

Step 5 – Report annually on supply chain due diligence.

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We have filed publicly with the Securities and Exchange Commission a Form SD, which includes, as needed, a Conflict Minerals Report on an annual basis. The Company's Form SD is publicly available on our website at https://ir.bruker.com/financial-info/sec-filings. The Company's Conflict Minerals Policy, which is made available to employees, suppliers and the public on our website at https://ir.bruker.com/corporate-governance/governance-documents.

Due Diligence Results

We received responses from approximately 78% of those direct suppliers from whom we requested information. We sent reminders to all suppliers from whom we did not receive a response. The responses identified potential smelters around the world from which our direct suppliers directly or indirectly source conflict minerals. In the majority of cases, the responses from direct suppliers noted that not all smelters had been identified and did not completely list all the smelters used in their supply chain. In addition, most survey responses were provided on a company-wide basis and did not differentiate as to parts and materials sold to us. Also, we do not believe that all of the smelter facilities included in suppliers’ responses contributed to the manufacture of our products during the Reporting Period. The potential over-reporting of smelter facilities is a function of such products containing components that are several steps removed from the facilities, as well as the lack of specificity, in certain cases, with respect to the information that respondents provide to us or to our direct suppliers.

Of the smelters provided in the responses that potentially relate to the manufacturing of our products, 527 were included in the standard smelter listing with the CRMT. As of May 14, 2025, 352 of the 527 smelters, or 67%, were verified as RMAP Conformant according to information published by RMI, with an additional 11 smelters verified as Active smelters.

Following receipt of responses, our due diligence uncovered that 341 of smelters reported for 2024 were not listed with RMI for one or all metals supplied. Over 98% of the smelters not listed with the RMI were reported from a new supplier surveyed in 2024. We will continue to work with our suppliers to encourage implementing responsible sourcing practices and obtain products from smelters and refiners recognized as Conformant (as determined by RMI).

See Exhibit A for a listing of the standard smelters provided from responses received, including smelters verified as RMAP Compliant or Active as of May 14, 2025, and excluding the smelters removed from the standard smelter listing as of May 14, 2025. We have determined that seeking this information regarding smelters in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the conflict minerals in our supply chain.

Future Due Diligence Considerations

We continue to focus on incorporating the following measures to further develop our due diligence program and to mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries. Current focus points of the due diligence program include:

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Re-examining our scoping approach to ensure we have surveyed a significant amount of our supplier spend where conflict minerals may be included in our products.

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Continuing to engage with our suppliers to increase the survey response rate and to improve the accuracy and completeness of the information provided to us on the survey responses.

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Encouraging our suppliers to implement responsible sourcing practices and obtain their products from smelters and refiners recognized as Conformant (as determined by RMI).

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On-going training with the team involved in the process.

Exhibit A - Smelter Listing (1)

Mineral	Smelter	Facility Location
Gold	8853 S.p.A.	Italy
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Abington Reldan Metals, LLC*	United States Of America
Gold	ACL Metais Eireli	Brazil
Gold	Advanced Chemical Company*	United States Of America
Gold	African Gold Refinery***	Uganda
Gold	Agosi AG*	Germany
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Albino Mountinho Lda.	Portugal
Gold	Alexy Metals	United States Of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	ASAHI METALFINE, Inc.*	Japan
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	Asahi Refining USA Inc.*	United States Of America
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Attero Recycling Pvt Ltd	India
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG*	Germany
Gold	Aurubis Beerse*	Belgium
Gold	Aurubis Berango*	Spain
Gold	Bangalore Refinery**	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Boliden Ronnskar*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.*	Italy
Gold	China Tin Group Co., Ltd.*	China
Gold	Chugai Mining*	Japan
Gold	Coimpa Industrial LTDA*	Brazil
Gold	D Block Metals, LLC*	United States Of America
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Dongwu Gold Group	China
Gold	Dowa*	Japan
Gold	DSC (Do Sung Corporation)*	Korea, Republic Of
Gold	Eco-System Recycling Co., Ltd. East Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant*	Japan
Gold	Elite Industech Co., Ltd.*	China
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India

Mineral	Smelter	Facility Location
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Gold	Gejiu Kai Meng Industry and Trade LLC	China
Gold	GG Refinery Ltd.*	Tanzania, United Republic Of
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Gold by Gold Colombia*	Colombia
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	H.C. Starck Tungsten GmbH*	Germany
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Germany GmbH Co. KG*	Germany
Gold	Heraeus Metals Hong Kong Ltd.*	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Hunan Jintai New Material Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	Hydrometallurg, JSC	Russian Federation
Gold	Impala Platinum - Platinum Metals Refinery (PMR)*	South Africa
Gold	Impala Refineries – Base Metals Refinery (BMR)*	South Africa
Gold	Impala Rustenburg*	South Africa
Gold	Industrial Refining Company	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Italpreziosi*	Italy
Gold	JALAN & Company	India
Gold	Japan Mint*	Japan
Gold	Japan New Metals Co., Ltd.*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	Jiangxi New Nanshan Technology Ltd.*	China
Gold	Jiangxi Tuohong New Raw Material*	China
Gold	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Gold	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Gold	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Gold	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Gold	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan

Mineral	Smelter	Facility Location
Gold	Kazzinc*	Kazakhstan
Gold	KEMET de Mexico*	Mexico
Gold	Kennametal Fallon*	United States Of America
Gold	Kennecott Utah Copper LLC*	United States Of America
Gold	KGHM Polska Miedz Spolka Akcyjna*	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Zinc Co., Ltd.*	Korea, Republic Of
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS MnM Inc.*	Korea, Republic Of
Gold	LT Metal Ltd.*	Korea, Republic Of
Gold	Luna Smelter, Ltd.*	Rwanda
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Ma'anshan Weitai Tin Co., Ltd.	China
Gold	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Gold	Malipo Haiyu Tungsten Co., Ltd.*	China
Gold	Marsam Metals	Brazil
Gold	Masan High-Tech Materials*	Vietnam
Gold	Materion Newton Inc.*	United States Of America
Gold	Materion*	United States Of America
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	MD Overseas	India
Gold	Melt Metais e Ligas S.A.**	Brazil
Gold	Metal Concentrators SA (Pty) Ltd.*	South Africa
Gold	Metallix Refining Inc.	United States Of America
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor USA Refining Corporation*	United States Of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant**	Peru
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	MKS PAMP SA*	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Moliren Ltd.	Russian Federation
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Gold	NH Recytech Company*	Korea, Republic Of
Gold	Nihon Material Co., Ltd.*	Japan
Gold	NOBLE METAL SERVICES	United States Of America
Gold	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH**	Austria

Mineral	Smelter	Facility Location
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	Operaciones Metalurgicas S.A.*	Bolivia
Gold	Pease & Curren	United States Of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PT Prima Timah Utama*	Indonesia
Gold	PX Precinox S.A.*	Switzerland
Gold	QG Refining, LLC	United States Of America
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.*	Netherland
Gold	Royal Canadian Mint*	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States Of America
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.*	Czech Republic
Gold	Sai Refinery	India
Gold	SAM Precious Metals FZ-LLC	United Arab Emirates
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shandong Gold Smelting Co., Ltd.*	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan, Province Of China
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic Of
Gold	Super Dragon Technology Co., Ltd.	China
Gold	T.C.A S.p.A*	Italy
Gold	Taki Chemical Co., Ltd.*	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	TANIOBIS Japan Co., Ltd.*	Japan
Gold	TANIOBIS Smelting GmbH & Co. KG*	Germany
Gold	Telex Metals*	United States Of America
Gold	Tin Technology & Refining*	United States Of America

Mineral	Smelter	Facility Location
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION**	India
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn*	Kazakhstan
Gold	Torecom	Korea, Republic Of
Gold	Ulba Metallurgical Plant JSC*	Kazakhstan
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States Of America
Gold	Valcambi S.A.*	Switzerland
Gold	WEEEREFINING*	France
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Wolfram Bergbau und Hutten AG*	Austria
Gold	Xiamen Tungsten Co., Ltd.*	China
Gold	XIMEI RESOURCES (GUANGDONG) LIMITED*	China
Gold	Yamakin Co., Ltd.*	Japan
Gold	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	China
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Tantalum	5D Production OU	Estonia
Tantalum	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Tantalum	Alpha Assembly Solutions Inc*	United States Of America
Tantalum	AMG Brasil*	Brazil
Tantalum	Avon Specialty Metals Ltd.*	United Kingdom Of Great Britain And Northern Ireland
Tantalum	Caridad	Mexico
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.*	China
Tantalum	D Block Metals, LLC*	United States Of America
Tantalum	Dowa*	Japan
Tantalum	Eco-System Recycling Co., Ltd. East Plant*	Japan
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	Fenix Metals*	Poland
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tantalum	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States Of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	Heimerle + Meule GmbH*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.**	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiujiang Janny New Material Co., Ltd.*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET de Mexico*	Mexico

Mineral	Smelter	Facility Location
Tantalum	L'Orfebre S.A.	Andorra
Tantalum	Materion Newton Inc.*	United States Of America
Tantalum	Metallic Resources, Inc.*	United States Of America
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Minsur*	Peru
Tantalum	Mitsubishi Materials Corporation*	Japan
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	Nihon Material Co., Ltd.*	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	NPM Silmet AS*	Estonia
Tantalum	Ohura Precious Metal Industry Co., Ltd.*	Japan
Tantalum	Plansee SE Reutte*	Austria
Tantalum	PowerX Ltd.*	Rwanda
Tantalum	PT ATD Makmur Mandiri Jaya*	Indonesia
Tantalum	QuantumClean*	United States Of America
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	RFH Metals & Chemicals Co., Ltd.*	China
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	China
Tantalum	Safimet S.p.A	Italy
Tantalum	Samduck Precious Metals	Korea, Republic Of
Tantalum	Samwon Metals Corp.	Korea, Republic Of
Tantalum	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Tantalum	Singway Technology Co., Ltd.	Taiwan, Province Of China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	TANIOBIS Co., Ltd.*	Thailand
Tantalum	TANIOBIS GmbH*	Germany
Tantalum	TANIOBIS Japan Co., Ltd.*	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	Germany
Tantalum	Telex Metals*	United States Of America
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	United Precious Metal Refining, Inc.*	United States Of America
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.*	China
Tantalum	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	China
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.*	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	China
Tin	Alpha Assembly Solutions Inc*	United States Of America
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Argor-Heraeus S.A.*	Switzerland
Tin	Asia Tungsten Products Vietnam Ltd.*	Vietnam
Tin	Aurubis Beerse*	Belgium
Tin	Aurubis Berango*	Spain
Tin	Bangalore Refinery**	India
Tin	Brand IMLI*	Indonesia
Tin	Brand RBT*	Indonesia
Tin	Cendres + Metaux S.A.	Switzerland
Tin	CGR Metalloys Pvt Ltd.	India
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China

Mineral	Smelter	Facility Location
Tin	Chimet S.p.A.*	Italy
Tin	China Tin Group Co., Ltd.*	China
Tin	Chugai Mining*	Japan
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	Brazil
Tin	CRM Synergies*	Spain
Tin	Cronimet Brasil Ltda*	Brazil
Tin	CV Ayi Jaya*	Indonesia
Tin	CV Nurjanah*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Daye Non-Ferrous Metals Mining Ltd.	China
Tin	Degussa Sonne / Mond Goldhandel GmbH	Germany
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dowa*	Japan
Tin	DS Myanmar*	Myanmar
Tin	DSC (Do Sung Corporation)*	Korea, Republic Of
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto*	Bolivia
Tin	Emirates Gold DMCC	United Arab Emirates
Tin	Estanho de Rondonia S.A.*	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Feinhutte Halsbrucke GmbH*	Germany
Tin	Fenix Metals*	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	GGC Gujrat Gold Centre Pvt. Ltd.	India
Tin	Global Advanced Metals Boyertown*	United States Of America
Tin	Global Advanced Metals Greenbushes Pty Ltd.*	Australia
Tin	Global Tungsten & Powders LLC*	United States Of America
Tin	Great Wall Precious Metals Co., Ltd. of CBPM	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tin	Guangdong Jinding Gold Limited	China
Tin	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tin	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Huichang Jinshunda Tin Co., Ltd.*	Brazil
Tin	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	China
Tin	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tin	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tin	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.*	China
Tin	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tin	Kazakhmys Smelting LLC	Kazakhstan
Tin	Kennametal Huntsville*	United States Of America
Tin	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Tin	Lianyou Metals Co., Ltd.*	Taiwan, Province Of China
Tin	Lingbao Gold Co., Ltd.	China

Mineral	Smelter	Facility Location
Tin	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China
Tin	Luna Smelter, Ltd.*	Rwanda
Tin	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)*	Malaysia
Tin	Melt Metais e Ligas S.A.**	Brazil
Tin	Metallic Resources, Inc.*	United States Of America
Tin	Metallo Belgium N.V.*	Indonesia
Tin	Metallurgical Products India Pvt., Ltd.*	India
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Mining Minerals Resources SARL*	Congo, Democratic Republic Of The
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Niagara Refining LLC*	United States Of America
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	Operaciones Metalurgicas S.A.*	Bolivia
Tin	Penglai Penggang Gold Industry Co., Ltd.	China
Tin	Planta Recuperadora de Metales SpA*	Chile
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari*	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Serumpun*	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Cipta Persada Mulia*	Indonesia
Tin	PT Masbro Alam Stania**	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Mitra Sukses Globalindo*	Indonesia
Tin	PT Premium Tin Indonesia*	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)*	Indonesia
Tin	PT Rajawali Rimba Perkasa*	Indonesia
Tin	PT Rajehan Ariq*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Timah Nusantara*	Indonesia
Tin	PT Timah Tbk Kundur*	Indonesia
Tin	PT Timah Tbk Mentok*	Indonesia

Mineral	Smelter	Facility Location
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India
Tin	Rui Da Hung*	Taiwan, Province Of China
Tin	SAFINA A.S.*	Czech Republic
Tin	Sai Refinery	India
Tin	Shandong Gold Smelting Co., Ltd.*	China
Tin	Shandong Humon Smelting Co., Ltd.	China
Tin	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Tin	Solar Applied Materials Technology Corp.*	Taiwan, Province Of China
Tin	Solikamsk Magnesium Works OAO	Russian Federation
Tin	Sovereign Metals	India
Tin	Super Ligas*	Brazil
Tin	T.C.A S.p.A*	Italy
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.*	Japan
Tin	TANIOBIS Smelting GmbH & Co. KG*	Germany
Tin	Thaisarco*	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	China
Tin	Tin Technology & Refining*	United States Of America
Tin	Tongling Nonferrous Metals Group Co., Ltd.	China
Tin	TRATHO Metal Quimica*	Brazil
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Tin	Unecha Refractory metals plant	Russian Federation
Tin	Valcambi S.A.*	Switzerland
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tin	Woodcross Smelting Company Limited*	Uganda
Tin	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China
Tin	Yunnan Tin Company Limited*	United States Of America
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	China
Tungsten	A.L.M.T. Corp.*	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asahi Refining USA Inc.*	United States Of America
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam
Tungsten	Aurubis AG*	Germany
Tungsten	Avon Specialty Metals Ltd*	United Kingdom Of Great Britain And Northern Ireland
Tungsten	China Molybdenum Tungsten Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	Brazil
Tungsten	Cronimet Brasil Ltda*	Brazil
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of
Tungsten	EM Vinto*	Bolivia
Tungsten	Fabrica Auricchio Industria e Comercio Ltda.	Brazil

Mineral	Smelter	Facility Location
Tungsten	Fujian Xinlu Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.*	China
Tungsten	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tungsten	Global Advanced Metals Aizu*	Japan
Tungsten	Global Tungsten & Powders LLC*	United States Of America
Tungsten	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Tungsten	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of
Tungsten	Heraeus Metals Hong Kong Ltd.*	China
Tungsten	Hubei Green Tungsten Co., Ltd.*	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Italpreziosi*	Italy
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	Kazzinc*	Kazakhstan
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED*	Vietnam
Tungsten	Kennametal Fallon*	United States Of America
Tungsten	Kennametal Huntsville*	United States Of America
Tungsten	Korea Zinc Co., Ltd.*	Korea, Republic Of
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD**	Lao People's Democratic Republic
Tungsten	Lianyou Metals Co., Ltd.*	Taiwan, Province Of China
Tungsten	Lianyou Resources Co., Ltd.*	Taiwan, Province Of China
Tungsten	LLC Vostok	Russian Federation
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Masan High-Tech Materials*	Vietnam
Tungsten	Metalor Technologies (Hong Kong) Ltd.*	China
Tungsten	MMTC-PAMP India Pvt., Ltd.*	India
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam
Tungsten	Niagara Refining LLC*	United States Of America
Tungsten	NPM Silmet AS*	Estonia
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Philippine Bonway Manufacturing Industrial Corporation*	Philippines

Mineral	Smelter	Facility Location
Tungsten	Philippine Carreytech Metal Corp.**	Philippines
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	Plansee Composite Materials GmbH*	Germany
Tungsten	PT Mitra Stania Prima*	Indonesia
Tungsten	PT Mitra Sukses Globalindo*	Indonesia
Tungsten	PT Timah Tbk Mentok*	Indonesia
Tungsten	Resind Industria e Comercio Ltda.*	Brazil
Tungsten	Rui Da Hung*	Taiwan, Province Of China
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.*	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	Germany
Tungsten	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	China
Tungsten	Tungsten Vietnam Joint Stock Company*	Vietnam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China
Tungsten	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	China
1.
As noted in the Due Diligence Results section of this report, most survey responses from direct suppliers were provided on a company-wide basis and did not differentiate as to parts and materials sold to us. In addition, many of the responses noted that not all smelters had been identified and did not completely list all the smelters used in their supply chain.

* Verified as a Conformant smelter as of May 14, 2025, meaning the smelter is listed as compliant with the RMAP assessment protocols, including through mutual recognition, or is listed as “Re-audit in process” by the RMI.

** Verified as an Active Smelter as of May 14, 2025, a RMAP designation meaning that the smelter is listed as having submitted a signed Agreement for the Exchange of Confidential Information, Audited Agreement, and a Due Diligence Checklist.

*** Bruker is aware that African Gold Refinery (“AGR”) is subject to sanctions implemented by the US Department of the Treasury’s Office of Foreign Assets Control. We do not have any direct transactions or contractual relationships with AGR, nor are we, to the best of our knowledge, engaging in indirect transactions with this entity. Because of the over-reporting nature of the industry Conflict Minerals Reporting Template (“CMRT”) used in the information collection process, however, and because many suppliers provide a company-level CMRT, we are unable to confirm whether this specific smelter or refiner is, or was, active in our supply chains; nor are we aware of when, or if, materials from AGR may have entered our supply chains. Bruker’s policy is to comply with all applicable sanctions laws and we expect our suppliers to do the same.